                                                                    EXHIBIT 7(c)


The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold or transferred unless such sale or transfer will be effected in accordance with the registration requirements of the Securities Act of 1933, as at that time amended, or in accordance with any exemption from the registration requirements of such Act, which may then be available thereto.

                                YOUBET.COM, INC.

                              WARRANT CERTIFICATE
                              -------------------

                                                              September 20, 2001

          YOUBET.COM, INC., a Delaware corporation (the "Company"), hereby
                                                         -------
certifies that for value received ODS TECHNOLOGIES, L.P. and it successors and permitted transferees (each a "Holder") are entitled to purchase from the
                               ------
Company at any time prior to 5:00 p.m. Los Angeles time on May 18, 2004, or if such date is a day on which banking institutions in either the State of California or the State of New York are authorized to close, the next succeeding day which shall not be such a day (the "Termination Date"), the number of fully
                                        ----------------
paid and non-assessable shares of Common Stock, $.001 par value per share

("Common Stock"), of the Company which, when aggregated with the total number of
--------------
shares of Common Stock issuable upon exercise of the Initial Warrant shall equal fifty-one percent (51%) of the sum of (i) the total number of shares of Common Stock outstanding on the date this Warrant is exercised (the "Exercise Date")
                                                              -------------
and (ii) the total number of shares of Common Stock issuable upon exercise of this Warrant, and (iii) the total number of shares of Common Stock then issuable upon exercise of the Initial Warrant, for the price set forth in Section 6(a) hereof (subject to adjustment as provided herein), all on the terms and conditions set forth herein. This Warrant is the "Additional Warrant" set forth
                                                   ------------------
in that certain Warrant Issuance Agreement, dated May 18, 2001, by and between the Company and Holder (the "Issuance Agreement"). The shares of Common Stock
                             ------------------
which may be issued upon the exercise of this Warrant are sometimes referred to herein as the "Warrant Shares." Capitalized terms used but not defined herein
               --------------
shall have the meanings assigned to such terms in the Issuance Agreement.

Section 1.  Exercisability of Warrant.  This Warrant shall be immediately
            -------------------------
exercisable.

Section 2.  Transfer of Warrant.
            -------------------

(a)  Transferability and Negotiability of Warrant.  Title to this Warrant may be
     --------------------------------------------
transferred only to a permitted transferee, by endorsement (by the Holder executing the assignment form (the "Assignment Form") attached hereto) and
                                    ---------------
delivery in the same manner as negotiable instruments transferable by endorsement and delivery. A "permitted transferee" shall include (i) any Affiliate of the Holder, (ii) Gemstar-TV Guide International, Inc. and its Affiliates, (iii) The News Corporation Limited and its Affiliates, (iv) Liberty Media Corporation and its Affiliates, and (v) any owner or operator of a horse race track that provides the Holder with rights to simulcast and/or accept wagers from races conducted at such horsetrack and such owner's or operator's Affiliates. An "Affiliate" of any person or entity shall mean any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first person or entity. In the event a Holder desires to transfer this Warrant to a person or entity other than those listed in clauses (i) through (v) above, such Holder shall first deliver to the Company a written notice offering, for a period of thirty days after delivery thereof (the "Offer Period"), to negotiate in good faith with the Company for the sale
      ------------
of this Warrant. If the Company elects to participate in such negotiations, then it shall so advise the Holder and during the Offer Period, the Company shall negotiate in good faith with the Holder the terms for the sale to the Company of this Warrant. In the event that the Holder and the Company are unable to agree on mutually acceptable terms for such sale and to consummate the same by the expiration of the Offer Period, then the Holder shall have the right for a period of 180 days after the expiration of the Offer Period, to consummate the sale of this Warrant to any other person or entity, whereupon such person or entity shall also be deemed a "permitted transferee" hereunder;
provided, however, that the purchase price payable by such other person or
--------  -------
entity for this Warrant must be greater than the last price offered therefor by the Company during the Offer Period; and provided, further, that the Holder
                                         --------  -------
shall not be permitted to transfer this Warrant to any person or entity if the Company would be prohibited by law from operating its business or would be disqualified from holding any license or permit necessary to operate an account wagering facility in the State of Oregon, or any other state in which the Company holds a license or permit to operate an account wagering facility, solely as a result of the ownership of this Warrant by such person or entity.

(b)  Exchange of Warrant Upon a Transfer.  Upon surrender of this Warrant for
     -----------------------------------
exchange, properly endorsed on the Assignment Form, and payment of any necessary transfer taxes, the Company at its expense shall issue a new warrant or warrants of like tenor, in the name of the Holder or to permitted transferees as the Holders may direct, exercisable for the number of Warrant Shares issuable upon the exercise hereof.

Section 3.  Exercise of Warrant.
            -------------------

       (a)  Method of Exercise.

            (i) Subject to compliance with all applicable federal and state securities laws, this Warrant shall be exercised by surrender to the Company, at its principal offices, of (i) this Warrant, (ii) the purchase form attached hereto duly completed and signed, and (iii) payment of the Exercise Price (as defined below). Payment of the Exercise Price shall be made in immediately available funds.

           (ii) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. Any fractional shares issuable upon exercise of this Warrant shall be rounded up to the next whole share.

(b)  Issuance of Warrant Shares.  Upon surrender of this Warrant and payment of
     --------------------------
the Exercise Price as aforesaid, and, as soon as reasonably possible thereafter and in any event within ten (10) days thereof, the Company, at its expense, shall issue in the name of and cause to be delivered to the Holder exercising this Warrant a certificate or certificates for the number of Warrant Shares so purchased upon the exercise of the Warrant. The Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed for all purposes to have become holder of record of shares of Common Stock, as of the date this Warrant is surrendered for exercise. All Warrant

Shares will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock or other securities issuable upon exercise of this Warrant (such securities, the
"Other Securities"). Each such certificate representing the Warrant Shares shall
 ----------------
bear the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and such shares may not be sold or transferred unless such sale or transfer will be effected in accordance with the registration requirements of the Securities Act of 1933, as at that time amended, or in accordance with any exemption from the registration requirements of such Act, which may then be available thereto."

          The certificates shall also contain such legends as may be required by applicable state securities laws.

Section 4.  Mutilated or Missing Warrant Certificate.  Upon receipt of evidence
            ----------------------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement in form reasonably satisfactory to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

Section 5.  Certain Covenants.
            -----------------

(a)  Reservation of Common Stock.  The Company covenants that it will at all
     ---------------------------
times reserve and keep available, solely for issuance upon exercise of this Warrant, all shares of Common Stock or Other Securities from time to time issuable upon exercise of this Warrant and from time to time, will take any steps necessary to amend its Certificate of Incorporation (the "Certificate
                                                                -----------
of Incorporation") to provide sufficient reserves of shares of Common Stock
----------------
or Other Securities issuable upon exercise of this Warrant.

(b)  No Impairment.  The Company covenants that it will not, by amendment of its
     -------------
Certificate of Incorporation or through any reorganization, recapitalization, conveyance or transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other agreement or voluntary act, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, or take any act which is inconsistent with the rights granted to the Holder in this Warrant or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, the Company covenants that it (i) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock which are free from all taxes, liens and charges upon the exercise of this Warrant from time to time, and (iii) will not (x) consolidate with or merge into any other person or
(y) permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person) or (z) convey or transfer all or substantially all of its assets to any other person, unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

Section 6.  Exercise Price and Reference Price.
            ----------------------------------

(a) The Warrant Shares shall be issued upon exercise of this Warrant upon payment of an initial aggregate exercise price of $41,082,422 (the "Exercise Price"). The Exercise Price shall be adjusted from time to time
 ---------------
as set forth in Section 7.


(b)  The "Reference Price" shall equal $2.50 per share.  In the event that the
          ---------------
Company shall subdivide or combine its outstanding shares of Common Stock into a larger or smaller number of shares of its Common Stock, the Reference Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Reference Price in effect immediately after such event by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Reference Price then in effect. The Reference Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive subdivision or combination by the Company of its outstanding shares of Common Stock into a larger or smaller number of shares of its Common Stock.

Section 7.  Adjustment Provisions.  The Exercise Price shall be adjusted from
            ---------------------
time to time by the Company as follows:


(a) In case the Company shall issue or sell any Common Stock or securities exchangeable or exercisable for, or convertible into, Common Stock for a consideration per share that is less than the Reference Price (other than pursuant to options and warrants outstanding on the date of the Issuance Agreement or pursuant to the Initial Warrant), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (which outstanding shares shall be deemed to include the shares of Common Stock issuable upon exercise of the Initial Warrant to the extent the Initial Warrant has not been exercised on such date) and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of additional shares of Common Stock so issued or sold (or issuable on conversion, exercise or exchange) would purchase at the Reference Price and (2) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (which outstanding shares shall be deemed to include the shares of Common Stock issuable upon exercise of the Initial Warrant to the extent the Initial Warrant has not been exercised on such date) and (y) the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion, exercise or exchange). With respect to stock options issued by the Company pursuant to the Company's stock option plans from time to time in effect, the date of issuance for purposes of this Section 7(a) shall be deemed to be the date that such options are exercised according to their terms, and no adjustment in the Exercise Price shall be made unless and until such exercise occurs. For purposes of this Section 7(a), the aggregate consideration receivable by the Company for securities exchangeable or exercisable for, or convertible into,

Common Stock shall be the sum of the total amount of consideration receivable by the Company as consideration for the issuance or sale of such convertible securities plus the total amount payable to the Company upon exercise of such convertible securities, and the consideration per share of such convertible securities shall be determined by dividing such aggregate consideration amount by the aggregate number of shares of Common Stock issuable upon conversion of such convertible securities. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event described in this Section 7(a).


(b) In case at any time or from time to time the holders of Common Stock or Other Securities shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive:

(i) other or additional stock or other securities (including, without limitation, evidences of indebtedness), cash or other property by way of dividend or distribution, or

(ii) other or additional stock or other securities (including, without limitation, evidences of indebtedness), cash or other property by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock issued as a stock dividend or in a stock split, then and in each such case the Holder, on the exercise hereof shall be entitled to receive the amount of stock and other securities, cash and other property which the Holder would hold on the date of such exercise if on the date hereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities, cash and other property receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 7.

(c) In case at any time or from time to time the Company shall (x) effect a reorganization, (y) consolidate with or merge with any other person, or (z) convey or transfer all or substantially all of its assets to any other person, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof at any time after the consummation of such reorganization, consolidation, merger, conveyance or transfer, as the case may be, shall receive, in lieu of the Warrant Shares (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities, cash and other property to which the Holder would have been entitled upon such consummation, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in this Section 7; provided that if any such reorganization, consolidation, merger, conveyance or transfer is part of a series of transactions, then the Holder upon exercise of this Warrant shall be entitled to receive the stock and other securities, cash and other property to which the Holder would have been entitled to receive if Holder had so exercised this Warrant immediately prior to the first transaction in such series. The above provisions shall similarly apply to successive reorganizations, consolidations, mergers, conveyances or transfers.

(i) In the event of any dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities, cash and other property receivable upon exercise of this Warrant after the effective date of such dissolution pursuant to this Section 7(c) to a bank or trust company having its principal office in Los Angeles, California, as trustee for the Holder of this Warrant.

(ii) Upon any reorganization, consolidation, merger, conveyance or transfer (and any dissolution following any conveyance or transfer) referred to in this
     Section 7(c), this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation, merger, conveyance or transfer, or dissolution as the case may be, and shall be binding upon the issuer of any such stock or Other Securities, including, in the case of any such conveyance or transfer, the person acquiring all or substantially all of the assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 5(b).

(d) If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)), immediately prior to the opening of business on the day after the date of the last time (the "Expiration Time")
                                                          ----------------
tenders could have been made pursuant to such tender offer (as it may be amended), the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Reference Price and (2) the denominator shall be the sum of (x) the fair market value (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the
"Purchased Shares") and (y) the product of (A) the number of shares of Common
 ----------------
Stock outstanding (less any Purchased Shares) at the Expiration Time and (B) the Reference Price, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event described in this Section 7(d). If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such tender offer had not been made. If the application of this Section 7(d) to any tender offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer under this Section 7(d). For purposes of this Section 7(d), "fair market value" means the amount which a willing buyer would pay a
       -----------------
willing seller in an arm's-length transaction.

(e) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(f) If any event occurs as to which the other provisions of this Section 7 are not strictly applicable but the lack of any adjustment would, in the good faith determination of the Board of Directors of the Company, not fairly protect the purchase rights of the Holder of this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder of this Warrant in accordance with the basic intent and principles of such provisions, then the Company, by action of its Board of Directors, shall make an adjustment, on a basis consistent with the basic intent and principles established in the other provisions of this Section 7, as may be necessary to preserve, without dilution, the exercise rights of the registered Holder of this Warrant.

(g) Whenever the Exercise Price is adjusted as herein provided, the Company at its expense will promptly, and in any event within ten (10) days of the effective date of such adjustment, cause its Chief Financial Officer or another senior officer of the Company to compute such adjustment in accordance with the terms of this Warrant and prepare a certificate (i) setting forth such adjustment, (ii) stating the facts upon which such adjustment is based, and
(iii) stating the date on which such adjustment became effective. The Company will forthwith deliver a copy of each such certificate to the Holder of this Warrant and the Company will, on the written request at any time of the Holder of this Warrant, furnish to such Holder a like certificate setting forth the Exercise Price at the time in effect and showing how it was calculated.

Section 8.  Holder Not a Shareholder.  Holder shall not be, and shall not have
            ------------------------
any of the rights or privileges of, a shareholder of the Company with respect to the Warrant Shares unless and until this Warrant is surrendered for exercise pursuant to Section 3 hereof. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally delivered to the owners of Common Stock concurrently with the distribution thereof to such owners.

Section 9.  Notices.  Any notices or other communications required or permitted
            -------
to be given hereunder shall be in writing and shall be either delivered in person, sent by fax, Federal Express or other reputable overnight delivery service, with charges prepaid, or United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

To the Company:        Youbet.com, Inc.
--------------         5901 De Soto Avenue
                       Woodland Hills, CA 91367
                       Attention:  Chief Executive Officer
                       Fax: (818) 668-2101

To Holder:             TVG
---------              12421 West Olympic Boulevard
                       Los Angeles, CA 90064
                       Attention:  Mark Wilson, President
                                   and Chief Executive Officer
                       Fax: (310) 689-2501


With a Copy to:        Lee D. Charles, Esq.
--------------         Baker Botts L.L.P.
                       599 Lexington Avenue
                       New York, NY  10022
                       (212) 705-5125


or such other fax number or address as either party (or in the case of Holder, any successor or permitted transferee) may from time to time specify in writing to the other in the manner aforesaid. If sent by fax, such notices or other communications shall be deemed delivered upon electronic confirmation of receipt. If personally delivered, such notices or other communications shall be deemed delivered upon delivery. If sent by Federal Express or other overnight delivery, such notices or other communications shall be deemed delivered on the business day following the date of delivery of such notices or other communications to Federal Express or such other overnight delivery service. If sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt.

Section 10.    Notices of Record Date, etc.  In the event of:
               ---------------------------
(a) any dividend or other distribution by the Company or any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (including, without limitation, evidences of indebtedness), cash or other property of the Company, or to receive any other right,

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d) any conveyance or transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person or any similar transaction,

then and prior to each such event the Company will deliver or cause to be delivered to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right and the date on which the holders of Common Stock will be entitled thereto; (ii) the date on which any such reorganization, reclassification, recapitalization, dissolution, liquidation, winding-up, conveyance or transfer, consolidation, merger or similar transaction (each such event, an "Extraordinary Transaction")
                                          -------------------------
is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such Extraordinary Transaction or (iii) the date on which the holders of record of Common Stock (or Other Securities) shall be entitled to vote their shares of Common Stock (or Other Securities) for the approval or disapproval of such Extraordinary Transaction. Such notice shall be delivered at least 20 days prior to the date specified in such notice on which any such action is to be taken.

Section 11.    Applicable Law.  This Warrant shall be governed by, interpreted
               --------------
under, and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 12.    Waivers and Extensions.  Any provisions of this Warrant may be
               ----------------------
amended, waived or modified only if such amendment, waiver or modification is in writing, is signed by the party intending to be bound, and specifically refers to this Warrant. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver or any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 13.    Successors and Assigns.  This Warrant and the rights evidenced
               ----------------------
hereby shall inure to the benefit of and be binding upon (i) the Company and its successors (including, without limitation, any purchaser of all or substantially all of the assets of the Company) and (ii) any Holder (including its successors and permitted transferees). The provisions of this Warrant are intended to be for the benefit of all Holders of this Warrant from time to time and their permitted transferees, and shall be enforceable by any such Holder or transferee.

Section 14.    Benefits of this Warrant.  Except as provided in Section 13,
               ------------------------
nothing in this Warrant shall be construed to give to any person, corporation or other entity, other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

Section 15.    Entire Understanding.  This Warrant and the Issuance Agreement
               --------------------
contain the entire terms of the Holder's rights hereunder and supersede all prior agreements, understandings and arrangements with respect to the matters herein.

Section 16.    Remedies.  In the event of a breach of this Warrant, the Holder
               --------
shall be entitled to injunctive relief and specific performance of its rights under the Warrant, in addition to all of its rights granted by law, including, without limitation, recovery of damages. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of this Warrant by the Company and hereby waives any defense in any action for injunctive relief or specific performance that a remedy at law would be adequate.

Section 17.    Headings.  Titles and headings of sections of this Warrant are
               --------
for convenience only and shall not affect the construction of any provision of this Warrant.

Section 18.    Severability.  If any term, provision, covenant or restriction of
               ------------
this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                            [Signature page follows]

          IN WITNESS WHEREOF, the Company has executed this Warrant or caused this Warrant to be duly executed as of the day and year first above written.


                              YOUBET.COM, INC.
                              a Delaware corporation

                              By: _______________________________
                              Name:
                              Title:

                              By: _______________________________
                              Name:
                              Title:

                                 Purchase Form
                                 -------------



                                                      ____________________, 20__

To:  Youbet.com, Inc.

     Reference is made to the Warrant to Purchase Common Stock dated ________________, 2001 (the "Additional Warrant"), a copy of which is annexed
                             ------------------
hereto.  Terms defined therein are used herein as therein defined.

     The undersigned, pursuant to the provisions set forth in the Additional Warrant, hereby irrevocably elects and agrees to purchase ______________ shares of Common Stock, and makes payment herewith in full therefor at the Exercise Price of $________.

                              [NAME OF WARRANT HOLDER]

                              By:________________________________

                              Name:______________________________

                              Title:_______________________________

                              [ADDRESS OF WARRANT HOLDER]

                              ____________________________________

                              ____________________________________

                              ____________________________________

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

                     ASSIGNMENT FORM FOR ADDITIONAL WARRANT
                     --------------------------------------

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:
                                                  No. of Shares of
Name and Address of Assignee                      Common Stock
----------------------------                      ------------------





and does hereby irrevocably constitute and appoint ________________ attorney-in-fact to register such transfer onto the books of Youbet.com, Inc. maintained for the purpose, with full power of substitution in the premises.



Date:                                           Name:



                                                Signature:



                                                Witness:

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